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                                                                     EXHIBIT 4-F

                                 [TRUSERV LOGO]

                        % PROMISSORY (SUBORDINATED) NOTE
                  ------


FOR VALUE RECEIVED, TRUSERV CORPORATION, a Delaware Corporation (hereinafter called the "Company") HEREBY PROMISES TO PAY on or before the maturity date listed below, to the registered owner hereof, the following listed sum, being the face amount of this note, in lawful money of the United States, at the principal office of the Company and to pay interest on the principal balance from time to time remaining unpaid, in like money at said office of the Company, at the rate of _______ per annum, payable semi-annually on the last day of June and the last day of December each year.

The Company reserves the right and option of redeeming this note, in whole or in part, on any interest payment date during the term hereof, upon the making of such total or partial principal payment together with accrued interest to the date fixed for redemption. There shall be no premium payable upon such premature redemption.

It is a condition of this obligation of the Company, and the holder by the acceptance hereof agrees, that the indebtedness evidenced by and accruing on this note shall be and at all times remain junior and subordinate in right of payment to any and all indebtedness of the Company to banking institutions, institutional lenders, and to trade creditors for merchandise sold and delivered to the Company and to other indebtedness of the Company as specified by its Board of Directors (herein called "Superior Indebtedness") whether now outstanding or hereafter incurred; and to that end (i) in the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Company, or the proceeds thereof, to creditors of the Company or upon any indebtedness of the Company occurring by reason of liquidation, dissolution or other winding up of the Company or by reason of any execution sale, receivership, insolvency or bankruptcy proceedings or other proceedings for the reorganization or readjustment of the Company or its debts or properties, or
(ii) in the event of and during the continuance of a default in payment of any principal of or interest or premium on any Superior Indebtedness (under circumstances when the foregoing clause (i) shall not be applicable), then in any such events Superior Indebtedness shall be first paid and satisfied in full before payment or distribution of any kind or character, whether in cash, property or securities, shall be made on or in respect of principal of or interest on this note and any payment, dividend or distribution upon or in respect of this note made in or resulting from any event or proceeding referred to in the foregoing clause (i) hereof shall be paid over to the holder or holders of such Superior Indebtedness for the pro rata application on such Superior Indebtedness until such Superior Indebtedness has been fully paid and satisfied. Also the holder by acceptance hereof agrees to and with and for the benefit of the holders of any Superior Indebtedness form time to time outstanding that he or it will not use the indebtedness evidenced by or accruing on this note by way of counterclaim, setoff, recoupment or otherwise so as to diminish, discharge or otherwise satisfy in whole or in part any indebtedness or liability of the holder hereof to the Company, whether now existing or hereafter arising.

The Company shall have a LIEN on this note, and a RIGHT OF SETOFF against amounts which may be or become payable hereunder, for such indebtedness to the Company or a subsidiary of the Company of the original holder and/or of any subsequent holder hereof as may form time to time exist. In accordance with the Company's By Laws, if the company exercises its right of setoff, shall have the right to discount the note to its then current cash value which shall be the lesser of the face amount of the note or the yield to maturity of the note as discounted at a rate per annum equal to the prime rate in effect at the time of setoff at the Harris Trust and Savings Bank, Chicago, Illinois, plus two percentage points.

No transfer of this note shall be valid unless made at the office of the Company by the registered owner in person or by his duly authorized attorney and noted hereon, and, except in the case of transfer to banks or other lending institutions or associations, no transfer shall be made to any person other than one who, on the date of such transfer, is a stockholder of the Company.

IN WITNESS WHEREOF, TRUSERV CORPORATION has caused this note to be executed by its officers thereunto duly enabled and its corporate seal to be hereunto affixed the date of issue below.


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REGISTERED OWNER:                  AMOUNT         VOID           DOLLARS                     TRUSERV CORPORATION
                                         ------------------------                       CHICAGO, ILLINOIS 60631-3505
                                             ($            )


                                              REASON ISSUE -         PATRONAGE DIVIDEND
                                                             --------
                                              MATURITY DATE - DECEMBER 31,
                                                                          -----
                                              DATE OF ISSUE - JANUARY 1,
                                                                        -----

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